Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No.1 to the Registration Statement (No. 333-232080) on Form S-3 of our report dated April 1, 2019 relating to the consolidated financial statements of HF Foods Group Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

June 20, 2019